UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 11, 2008
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3    Securities and Trading Markets
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) Notice of Failure to Satisfy a Continued Listing Rule
     On August 11, 2008 Regent Communications, Inc. (“Regent”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that Regent failed to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(5) because the bid price of its common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), Regent will be provided 180 calendar days, or until February 9, 2009, to regain compliance with Nasdaq Marketplace Rule 4450(a)(5). To regain compliance, the closing bid price of Regent’s common stock must remain at or above $1.00 per share for a minimum of 10 consecutive business days prior to February 9, 2009. In the event that Regent does not regain compliance with Nasdaq Marketplace Rule 4450(a)(5) by February 9, 2009, Nasdaq will provide written notification that Regent’s common stock will be delisted from The Nasdaq Global Market.
     At that time, Regent may appeal Nasdaq’s determination to a Nasdaq Listing Qualifications Panel. Alternatively, Regent could apply to transfer its common stock to the Nasdaq Capital Market if it satisfies all requirements for initial inclusion set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum closing bid price requirement, either during the first 180 day period or after February 9, 2009. If such an application were approved, Regent would be afforded the remainder of a second 180 calendar day compliance period in order to regain compliance with the minimum closing bid price requirement while listed on The Nasdaq Capital Market. There can be no assurance that Nasdaq would approve an application for transfer to The Nasdaq Capital Market and/or that Nasdaq would grant any appeal for continued listing, in the event that Regent would seek such relief.
     Regent issued the press release attached hereto as Exhibit 99.1 on August 15, 2008 announcing the receipt of the notice from Nasdaq as described above.
Section 9 — Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description

99.1	Press Release dated August 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	REGENT COMMUNICATIONS, INC.

	By:	/s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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